CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-281061) pertaining to the Roivant Sciences Ltd. 2021 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-260173) pertaining to the Roivant Sciences Ltd. 2021 Equity Incentive Plan, the Roivant Sciences Ltd. Employee Stock Purchase Plan and the Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan,
(3)Registration Statement (Form S-8 No. 333-265867) pertaining to the Roivant Sciences Ltd. 2021 Equity Incentive Plan and the Roivant Sciences Ltd. Employee Stock Purchase Plan,
(4)Registration Statement (Form S-3 No. 333-267503),
(5)Registration Statement (Form S-8 No. 333-273000) pertaining to the Roivant Sciences Ltd. 2021 Equity Incentive Plan and the Roivant Sciences Ltd. Employee Stock Purchase Plan, and
(6)Registration Statement (Form S-3 No. 333-274804);
(7)Registration Statement (Form S-3 ASR No. 333-290706);
of our reports dated May 20, 2026, with respect to the consolidated financial statements of Roivant Sciences Ltd. and the effectiveness of internal control over financial reporting of Roivant Sciences Ltd. included in this Annual Report (Form 10-K) of Roivant Sciences Ltd. for the year ended March 31, 2026.
/s/ Ernst & Young LLP
Iselin, New Jersey
May 20, 2026

1